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                                                                    EXHIBIT 23.2


Consent of Ersnt & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 1997 (except for Note 13, as to which the date is January 14, 1998) with respect to the consolidated financial statements of ITCO Logistics Corporation and subsidiaries included in the Registration Statement on Form S-4 and related Prospectus of J.H. Heafner Company, Inc. for the registration of the $150,000,000 10% Series D Senior Notes Due 2008.


                                                     /s/  Ernst & Young LLP


Raleigh, North Carolina
March 29, 1999